Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

February 28, 2018

DYCOM INDUSTRIES, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER AND
SIX MONTH PERIOD ENDED JANUARY 27, 2018 AND AFFIRMS GUIDANCE FOR FISCAL 2019

Palm Beach Gardens, Florida, February 28, 2018 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter and six month period ended January 27, 2018. The Company also affirmed its financial guidance for the 2019 fiscal year ending January 26, 2019 and outlook for the quarter ending April 28, 2018 that was previously provided by the Company on February 12, 2018.

Second Quarter Results Summary

•
Contract revenues of $655.1 million for the quarter ended January 27, 2018, compared to $701.1 million for the quarter ended January 28, 2017. Contract revenues for the quarter ended January 27, 2018 decreased 10.6% on an organic basis after excluding $19.6 million of contract revenues from storm restoration services in the current period and $8.4 million of contract revenues from an acquired business that was not owned during the prior year quarter.

•
Non-GAAP Adjusted EBITDA of $59.6 million, or 9.1% of contract revenues, for the quarter ended January 27, 2018, compared to $86.2 million, or 12.3% of contract revenues, for the quarter ended January 28, 2017.

•
On a GAAP basis, net income was $40.1 million, or $1.24 per common share diluted, for the quarter ended January 27, 2018, compared to net income of $23.7 million, or $0.74 per common share diluted, for the quarter ended January 28, 2017. Non-GAAP Adjusted Net Income was $3.8 million, or $0.12 per Non-GAAP Adjusted Diluted Share, for the quarter ended January 27, 2018, compared to Non-GAAP Adjusted Net Income of $26.4 million, or $0.82 per common share diluted, for the quarter ended January 28, 2017.

Non-GAAP Adjusted Net Income for the quarter ended January 27, 2018 excludes approximately $32.2 million of income tax benefit resulting from the Tax Cuts and Jobs Act of 2017 (“Tax Reform”), primarily due to the re-measurement of the Company’s net deferred tax liabilities at a lower U.S. federal corporate income tax rate. Non-GAAP Adjusted Net Income for the quarter ended January 27, 2018 also excludes approximately $6.9 million of income tax benefit for the tax effects of the vesting and exercise of share-based awards. In addition, Non-GAAP Adjusted Net Income for the quarters ended January 27, 2018 and January 28, 2017 excludes $4.6 million and $4.4 million, respectively, of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021 (the “Notes”). Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share for the quarter ended January 27, 2018 exclude the GAAP dilutive effect of approximately 0.4 million weighted shares from the Notes, as the Company has a note hedge in effect to offset the economic dilution of additional shares up to an average quarterly share price of $130.43 per share.

Six Month Results Summary

•
Contract revenues of $1.411 billion for the six months ended January 27, 2018, compared to $1.500 billion for the six months ended January 28, 2017. Contract revenues for the six months ended January 27, 2018 decreased 9.4% on an organic basis after excluding $35.1 million of contract revenues from storm restoration services in the current period and $17.0 million of contract revenues from an acquired business that was not owned during the prior year period.

•
Non-GAAP Adjusted EBITDA of $157.2 million, or 11.1% of contract revenues, for the six months ended January 27, 2018, compared to $215.4 million, or 14.4% of contract revenues, for the six months ended January 28, 2017.

•
On a GAAP basis, net income was $68.8 million, or $2.15 per common share diluted, for the six months ended January 27, 2018, compared to net income of $74.7 million, or $2.32 per common share diluted, for the six months ended January 28, 2017. Non-GAAP Adjusted Net Income was $35.4 million, or $1.11 per Non-GAAP Adjusted Diluted Share, for the six months ended January 27, 2018, compared to Non-GAAP Adjusted Net Income of $80.2 million or $2.49 per common share diluted, for the six months ended January 28, 2017.

Non-GAAP Adjusted Net Income for the six months ended January 27, 2018 excludes approximately $32.2 million of income tax benefit resulting from Tax Reform, primarily due to the re-measurement of the Company’s net deferred tax liabilities at a lower U.S. federal corporate income tax rate. Non-GAAP Adjusted Net Income for the six months ended January 27, 2018 also excludes approximately $6.9 million of income tax benefit for the tax effects of the vesting and exercise of share-based awards. In addition, Non-GAAP Adjusted Net Income for the six months ended January 27, 2018 and January 28, 2017 excludes $9.2 million and $8.7 million, respectively, of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Notes. Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share for the six months ended January 27, 2018 exclude the GAAP dilutive effect of approximately 0.2 million weighted shares from the Notes, as the Company has a note hedge in effect to offset the economic dilution of additional shares up to an average quarterly share price of $130.43 per share.

Fiscal Year Change

As previously announced, the Company changed its fiscal year end from the last Saturday in July to the last Saturday in January. As a result, fiscal 2019 commenced on January 28, 2018.

Outlook

For the 2019 fiscal year ending January 26, 2019 and for the quarter ending April 28, 2018 (first quarter of fiscal 2019), the Company currently expects the following:

	Fiscal 2019	Quarter Ending April 28, 2018 (Q1-19)
Contract revenues	$3.30 - $3.50 billion	$720 - $750 million
Diluted Earnings per Common Share - GAAP(a)	$4.78 - $5.70	$0.52 - $0.67
Non-GAAP Adjusted Diluted Earnings per Common Share(a)	$5.22 - $6.14	$0.63 - $0.78
Non-GAAP Adjusted EBITDA % of revenue	13.6% - 14.1%	10.7% - 11.1%

(a) Based on a preliminary analysis of the impact of Tax Reform, the Company currently expects that the fiscal 2019 effective tax rate will be within a range of 27.0% to 27.5% before the tax effects of the settlement of share-based awards. Earnings per Common Share outlook calculations are based on effective tax rate of 27.3%.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures directly following the press release tables.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 8:00 a.m. (ET), Wednesday, February 28, 2018; call (800) 230-1092 (United States) or (612) 332-0430 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call and related materials will be available at www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and related materials will be available shortly after the call at www.dycomind.com until Friday, March 30, 2018.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include those related to the results for the quarter ended January 27, 2018 which are preliminary and unaudited, the outlook for the quarter ending April 28, 2018 and fiscal 2019 and statements found under the “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” section of this release. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the impact of the Tax Cuts and Jobs Act of 2017, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	January 27, 2018	July 29, 2017
ASSETS
Current assets:
Cash and equivalents	$84,029	$38,608
Accounts receivable, net	318,684	369,800
Costs and estimated earnings in excess of billings	369,472	389,286
Inventories	79,039	83,204
Deferred tax assets, net (a)	—	26,524
Income tax receivable	13,852	7,493
Other current assets	39,710	23,603
Total current assets	904,786	938,518

Property and equipment, net	414,768	422,107
Goodwill and other intangible assets, net	493,212	505,309
Other	28,190	33,373
Total non-current assets	936,170	960,789
Total assets	$1,840,956	$1,899,307

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,361	$132,974
Current portion of debt	26,469	21,656
Billings in excess of costs and estimated earnings	6,480	9,284
Accrued insurance claims	53,890	39,909
Income taxes payable	755	1,112
Other accrued liabilities	79,657	113,603
Total current liabilities	259,612	318,538

Long-term debt	733,843	738,265
Accrued insurance claims	59,385	62,007
Deferred tax liabilities, net non-current (a)	57,428	103,626
Other liabilities	5,692	5,288
Total liabilities	1,115,960	1,227,724

Total stockholders’ equity	724,996	671,583
Total liabilities and stockholders’ equity	$1,840,956	$1,899,307

(a) The Company adopted Accounting Standards Update No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, on a prospective basis effective July 30, 2017, the first day of the six month period ended January 27, 2018. As a result of this adoption, Deferred tax liabilities, net non-current is presented net of deferred tax assets within the condensed consolidated balance sheets as of January 27, 2018.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Contract revenues	$655,133	$701,131	$1,411,348	$1,500,355

Costs of earned revenues, excluding depreciation and amortization	540,633	561,371	1,141,480	1,176,361
General and administrative expenses (a)	60,370	58,191	124,930	118,395
Depreciation and amortization	42,401	35,705	85,053	70,252
Total	643,404	655,267	1,351,463	1,365,008

Interest expense, net (b)	(9,853)	(9,181)	(19,560)	(18,248)
Other income, net	295	1,006	6,225	1,946
Income before income taxes	2,171	37,689	46,550	119,045

(Benefit) provision for income taxes (c)	(37,888)	14,026	(22,285)	44,332

Net income	$40,059	$23,663	$68,835	$74,713

Earnings per common share:

Basic earnings per common share	$1.29	$0.75	$2.22	$2.37

Diluted earnings per common share	$1.24	$0.74	$2.15	$2.32

Shares used in computing earnings per common share:
Basic	31,056,840	31,531,834	31,059,140	31,480,660

Diluted (d)	32,218,324	32,161,566	32,054,945	32,180,923

(a) Includes stock-based compensation expense of $5.9 million and $5.3 million for the quarter ended January 27, 2018 and January 28, 2017, respectively, and $13.3 million and $11.0 million for the six months ended January 27, 2018 and January 28, 2017, respectively.

(b) Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of approximately $4.6 million and $4.4 million for the quarter ended January 27, 2018 and January 28, 2017, respectively, and $9.2 million and $8.7 million for the six months ended January 27, 2018 and January 28, 2017, respectively.

(c) During the quarter and six months ended January 27, 2018, the (benefit) provision for income taxes includes approximately $32.2 million of income tax benefit resulting from Tax Reform, primarily due to the re-measurement of the Company’s net deferred tax liabilities at a lower U.S. federal corporate income tax rate. It also included approximately $6.9 million and $7.8 million for the quarter and six months ended January 27, 2018, respectively, of income tax benefit for the tax effects of the vesting and exercise of share-based awards.

(d) During the quarter ended January 27, 2018, the Company’s average stock price exceeded the conversion price of its Notes of $96.89. As a result, diluted shares used in computing diluted earnings per common share for the quarter and six months ended January 27, 2018 includes approximately 0.4 million and 0.2 million weighted shares, respectively, of potential dilution from the embedded conversion feature in the Notes.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND DECLINE %’s

	Contract Revenues - GAAP	Revenues from acquired business (a)	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Decline %	Non-GAAP - Organic Decline %
Quarter Ended January 27, 2018	$655,133	$(8,424)	$(19,573)	$627,136	(6.6)%	(10.6)%

Quarter Ended January 28, 2017	$701,131	$—	$—	$701,131

Six Months Ended January 27, 2018	$1,411,348	$(17,005)	$(35,058)	$1,359,285	(5.9)%	(9.4)%

Six Months Ended January 28, 2017	$1,500,355	$—	$—	$1,500,355

(a) Amounts for the quarter and six months ended January 27, 2018 represent contract revenues from an acquired business that was not owned in the prior year periods.

NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$40,059	$23,663	$68,835	$74,713
Interest expense, net	9,853	9,181	19,560	18,248
(Benefit) provision for income taxes	(37,888)	14,026	(22,285)	44,332
Depreciation and amortization expense	42,401	35,705	85,053	70,252
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	54,425	82,575	151,163	207,545
Gain on sale of fixed assets	(722)	(1,729)	(7,217)	(3,172)
Stock-based compensation expense	5,897	5,309	13,277	11,015
Non-GAAP Adjusted EBITDA	$59,600	$86,155	$157,223	$215,388

Contract revenues	$655,133	$701,131	$1,411,348	$1,500,355
Non-GAAP Adjusted EBITDA % of Contract Revenues	9.1%	12.3%	11.1%	14.4%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, NET INCOME PER COMMON SHARE, NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED SHARES

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Reconciliation of Non-GAAP Adjusted Net Income:
Net income	$40,059	$23,663	$68,835	$74,713

Pre-Tax Adjustments:
Non-cash amortization of debt discount on Notes	4,623	4,379	9,170	8,686

Tax Adjustments:
Tax impact of Tax Reform (a)	(32,249)	—	(32,249)	—
Tax impact of share-based vesting and exercises (b)	(6,912)	—	(6,912)	—
Tax impact of non-cash amortization of debt discount on Notes	(1,757)	(1,631)	(3,485)	(3,242)
Total adjustments, net of tax	(36,295)	2,748	(33,476)	5,444

Non-GAAP Adjusted Net Income	$3,764	$26,411	$35,359	$80,157

Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:
Net income per common share	$1.24	$0.74	$2.15	$2.32
Total adjustments, net of tax	(1.12)	0.09	(1.04)	0.17
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.12	$0.82	$1.11	$2.49

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share:
Diluted shares - GAAP	32,218,324	32,161,566	32,054,945	32,180,923
Adjustment for economic benefit of note hedge related to Notes (c)	(434,788)	—	(217,394)	—
Non-GAAP Adjusted Diluted Shares (c)	31,783,536	32,161,566	31,837,551	32,180,923

(a) During the quarter and six months ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from Tax Reform, primarily due to the re-measurement of the Company’s net deferred tax liabilities at a lower U.S. federal corporate income tax rate.

(b) During the quarter and six months ended January 27, 2018, the Company excluded an income tax benefit of approximately $6.9 million for the tax effects of the vesting and exercise of share-based awards from its Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share.

(c) The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive effect of the Notes.

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

OUTLOOK - DILUTED EARNINGS PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

		Quarter Ending
		April 28, 2018
	Fiscal 2019	(Q1-19)
Diluted Earnings per Share:
Diluted earnings per common share - GAAP (a)	$4.78 - $5.70	$0.52 - $0.67

Adjustment
Addback of after-tax non-cash amortization of debt discount on Notes (b)	$0.44	$0.11

Non-GAAP Adjusted Diluted Earnings per Common Share	$5.22 - $6.14	$0.63 - $0.78

Diluted shares - in millions (c)	31.9	31.8

(a) Based on a preliminary analysis of the impact of Tax Reform, the Company currently expects that the fiscal 2019 effective tax rate will be within a range of 27.0% to 27.5% before the tax effects of the settlement of share-based awards.

(b) The Company expects to recognize approximately $19.1 million and $4.7 million in pre-tax interest expense during fiscal 2019 and the quarter ending April 28, 2018, respectively, for non-cash amortization of the debt discount associated with the Notes.

(c) Actual GAAP diluted shares will include any applicable dilutive effect of the Notes based on the average share price during the respective period. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly price of $130.43 per share. Accordingly, for Non-GAAP Adjusted Diluted Earnings per Common Share calculations, the Company expects to present results per share that exclude the dilutive effect of the Notes, if applicable, based on the expected effect of the note hedge.

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in millions, except share amounts)
Unaudited

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA BASED ON THE MIDPOINT OF EARNINGS PER COMMON SHARE (“EPS”) GUIDANCE FOR FISCAL 2019 AND QUARTER ENDING APRIL 28, 2018 (Q1-19)

		Quarter Ending
		April 28, 2018
	Fiscal 2019	(Q1-19)
	(at midpoint of EPS guidance)
Net income	$167	$19.0
Interest expense, net	41	10.1
Provision for income taxes	63	7.1
Depreciation and amortization	184	43.8
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	455	80.0
Gain on sale of fixed assets	(11)	(5.1)
Stock-based compensation expense	26	5.3
Non-GAAP Adjusted EBITDA	$470	$80.3

Contract revenues (at midpoint of guidance)	$3,400	$735
Non-GAAP Adjusted EBITDA % of Contract Revenues (at midpoint of guidance)	13.8%	10.9%

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

•
Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods.

•
Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•
Non-GAAP Adjusted Net Income - GAAP net income before non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, certain tax impacts of Tax Reform, and certain non-recurring items.

•
Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the note hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•
Non-cash amortization of the debt discount - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•
Tax impact from Tax Reform - During the quarter and six months ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from Tax Reform, primarily due to a reduction of net deferred tax liabilities. The Company has excluded this impact because it is a significant change in the U.S. federal corporate tax rate and because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•
Tax impact of excess tax benefits as a result of ASU 2016-09 - ASU 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”) became effective for the Company July 30, 2017, the first day of the 2018 transition period, and changed the treatment of windfalls (or shortfalls) arising from the vesting and exercise of share-based awards. Prior to ASU 2016-09, these amounts were recorded as an adjustment to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the Company’s provision for income taxes. The Company excluded the impact of approximately $6.9 million of excess tax benefits during the quarter and six months ended January 27, 2018 from its provision for income taxes in its Non-GAAP measures as this amount may vary significantly from period to period and excluding this amount from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•	Tax impact of adjusted results - The tax impact of adjusted results reflects the Company’s effective tax rate used for financial planning for the applicable period.